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                                                                       EXHIBIT 5
                                February 7, 1994

Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549-1004

Re: Connecticut Energy Corporation Registration Statement on Form S-3 under the
    Securities Act of 1933

Dear Sirs:

  We have acted as counsel for Connecticut Energy Corporation (the "Company") in connection with the Company's proposed public offering of up to 1,000,000 shares of its common stock, $1.00 par value (the "Common Stock"), including up to 100,000 shares of the Common Stock to cover over-allotments, if any.

  We have examined and are familiar with the originals or copies, certified or otherwise identified to our satisfaction, of pertinent documents, corporate records and other instruments relating to the issuance of the Common Stock and other actions and proceedings relating thereto. In rendering this opinion, we have assumed that there will be no change in applicable law between the date of this opinion and the date of issuance of the shares proposed to be issued and sold by the Company pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Registration Statement").

  Based upon the foregoing, we are of the opinion that the Common Stock proposed to be issued and sold by the Company pursuant to the Registration Statement, when issued and sold as set forth therein, will be legally issued, fully paid and nonassessable.

  We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Opinions" in the Prospectus which forms a part of the Registration Statement.

                                            Very truly yours,

                                            TYLER COOPER & ALCORN


                                            By   /s/ Samuel W. Bowlby
                                               --------------------------------
                                                Samuel W. Bowlby, a Partner